UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 18, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 18, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with the members (the “Members”) of JandB Holdings, LLC (“JandB”). Pursuant to the Agreement, the Company acquired 100% of the issued and outstanding membership interests of JandB in exchange for an amount of shares of Company common stock equal to (a) 120,000 shares of Company common stock with an attributed value of $25 per share, less (b) an amount of shares equal to (x) the aggregate transaction fees incurred by the Company in connection with all of the transactions related to the Agreement divided by (y) $25.00, rounded up to the nearest whole share.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 18, 2025, the Company completed the acquisition of JandB in accordance with the terms of the Share Exchange Agreement. The acquisition was consummated upon the execution of the Agreement. As a result, JandB is now a wholly owned subsidiary of the Company.

Item 2.02.	Results of Operations and Financial Condition.

On August 19, 2025, the Company issued a press release reporting second quarter financial results. A copy of the press release is attached hereto as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 and 2.01 above is incorporated by reference into this Item 3.02

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2025, Dr. Ming-Fu Chiang notified the Board of Directors (the “Board”) of the Company of his decision to resign from the Board, effective immediately. Mr. Chiang’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Dr. Chiang will continue serving on the Company’s science advisory board.

On August 18, 2025, in connection with the execution of the Agreement, the Board of the Company elected Ishwar Puri as a director of the Company, effective immediately, to serve until the Company’s 2025 annual meeting of stockholders.

Since August 2021, Mr. Puri has served as senior vice president, research and innovation and a professor of aerospace and mechanical engineering at University of Southern California (“USC”). He oversees the USC Office of Research and Innovation that guides the university’s research programs. Prior to his appointment at USC, Puri was dean of the Faculty of Engineering and professor at McMaster University in Hamilton, Ontario, Canada. In Canada, he was one of 18 members of the Natural Sciences and Engineering Research Council of Canada, an appointment made by the governor general of Canada. He served as chair of the Canadian National Council of Deans of Engineering and Applied Science, now called Engineering Deans Canada. He holds a bachelor’s degree in mechanical engineering from the University of Delhi’s College of Engineering and obtained his master’s degree in engineering science (applied mechanics) and PhD from the University of California, San Diego.

There is no arrangement or understanding between Mr. Puri and any other person pursuant to which he was selected as director, and there are no family relationships between him and any director, executive officer or person nominated or chosen by the Company to become an executive officer.

As detailed in Item 1.01 above, the Company and Mr. Puri, as a Member holding 50% of the membership interests of JandB, entered into the Agreement. The information under Item 1.01, above, is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The information under Item 2.02, above, is incorporated herein by reference.

The information reported under Items 2.02 and 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Share Exchange Agreement, dated August 18, 2025
99.1	Press Release, dated August 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	President and Executive Chairman

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